Exhibit 8.1

List of Subsidiaries and Affiliated Entities

(As of October 29, 2025)

Subsidiaries and Affiliated Entities (1)		Percentage Attributable to Our Company	Place of Incorporation
1.	Puyi Group Limited (2)	100%	BVI
2.	AIFU Inc. (previously known as AIX Inc., Fanhua Inc. and CNinsure Inc.) (3)	10.35%	CI
3.	Carve Group Ltd.(2)	100%	BVI
4.	Yunshang Management Company Limited. (4)	100%	HK
5.	Shenzhen Hillstar Management Consulting Co., Ltd. (5)	100%	PRC
6.	Puyi Dake Information Technology Co., Ltd.(6)	100%	PRC
7.	Zhongshen Resources Development (Liaoning) Co., Ltd.(6)	100%	PRC
8.	Glyken Bird Nest Technologies (Shenzhen) Co., Ltd.(6)	100%	PRC
9.	Guangxi Free Trade Zone Yanwo Bio-technology Co., Ltd.(7)	90%	PRC
10.	Yanwa Brand Operation (Shenzhen) Co., Ltd..(8)	100%	PRC
11.	Yanwo Health Food Technologies (Shenzhen) Co., Ltd..(8)	100%	PRC
12.	Yan Ben Se Food Technologies (Shenzhen) Co., Ltd.(9)	40%	PRC
13.	Real Prospect Limited(4)	100%	HK
14.	Shenzhen Guibao Intelligent Management Co., Ltd.(10)	100%	PRC
15.	Qingdao Youdian New Energy Technology Co., Ltd.(11)	100%	PRC
16.	Qingdao Huiju Lai Xi Intelligent Technology Co., Ltd.(12)	49%	PRC

Subsidiaries and Affiliated Entities (1) of AIFU Inc.

1.	CISG Holdings Ltd. (13)	10.35%	BVI
2.	BWWS Limited (13)	10.35%	Hong Kong SAR
3.	Minkfair Insurance Management Limited (14)	10.35%	Hong Kong SAR
4.	CNinsure Holdings Ltd. (15)	10.35%	BVI & Hong Kong SAR
5.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (16)	10.35%	PRC
6.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (16)	10.35%	PRC
7.	Fanhua Insurance Sales Service Group Company Limited (17)	10.35%	PRC
8.	Fanhua Yuntong Enterprise Management Advisory (Shenzhen) Co., Ltd. (Previously known as Shenzhen Bangbang Auto Services Co., Ltd.) (18)	10.35%	PRC
9.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (18)	10.35%	PRC
10.	Tibet Zhuli Technologies Co. Ltd.(19)	10.35%	PRC
11.	Hainan Yueshi Investment Co., Ltd.(19)	10.35%	PRC
12.	Sichuan Yihe Investment Co., Ltd.(20)	10.35%	PRC
13.	Zhongrong Smart Finance Information Technology Co., Ltd. (21)	5.98%	PRC
14.	Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. (22)	5.98%	PRC
15.	Zhinengxin (Shenzhen) Technologies Co., Ltd.(23)	10.35%	PRC
16.	Hainan Shangqing Investment Co., Ltd.(24)	10.35%	PRC
17.	Beijing Fangyuan Culture Media Co. Ltd.(24)	10.35%
18.	Qilinfu Capital (Shenzhen) Co., Ltd.(24)	10.35%	PRC
19.	Jugou (Shenzhen) Technologies Co., Ltd.(25)	10.35%	PRC

Insurance Agencies and Brokers

20.	Fanhua Lianxing Insurance Sales Co., Ltd. (26)	10.4%	PRC
21.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (27)	10.4%	PRC
22.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (27)	10.4%	PRC
23.	Hunan Fanhua Insurance Agency Co., Ltd. (28)	8.0%	PRC
24.	Kafusi Insurance Brokerage Co., Ltd. (22)	5.98%	PRC
25.	Hebei Xiong’an Fanhua Insurance Brokerage Co., Ltd. (Formerly known as Beijing Smart Finance Insurance Brokerage Co., Ltd)(18)	10.35%	PRC
26.	Jilin Zhongji Shi’an Insurance Agency Co., Ltd. (29)	5.3%	PRC

Family Office Service Firms

27.	Fanhua Puyi Family Office (Beijing) Co., Ltd.(30)	10.35%	PRC
28.	Puyi Family Office (Chengdu) Enterprise Management Consulting Co., Ltd.(31)	10.35%	PRC

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.
(2)	100% of the equity interests in these companies are held directly by Maase.
(3)	10.35% equity interests and 48.55% voting power in this company are held directly by Maase.
(4)	100% of the equity interests in these companies are held directly by Carve Group Ltd.
(5)	100% of the equity interests in this company are held directly by Yunshang Management Company Limited.
(6)	100% of the equity interests in these companies are held directly by Shenzhen Hillstar Management Consulting Co., Ltd.
(7)	90% of the equity interests in this company are held directly by Glyken Bird Nest Technology (Shenzhen) Co., Ltd.
(8)	100% of the equity interests in these companies are held directly by Glyken Bird Nest Technology (Shenzhen) Co., Ltd.
(9)	40% of the equity interests in this company are held directly by Glyken Bird Nest Technology (Shenzhen) Co., Ltd.
(10)	100% of the equity interests in this company are held directly by Real Prospect Limited.
(11)	100% of the equity interests in this company are held directly by Shenzhen Guibao Intelligent Management Co., Ltd.
(12)	49% of the equity interests in this company are held directly by Qingdao Huiju Lai Xi Intelligent Technology Co., Ltd.
(13)	100% of the equity interests in these companies are held directly by AIFU Inc.
(14)	100% of the equity interests in this company are held directly by CISG holdings Ltd.
(15)	100% of the equity interests in this company are held directly by Minkfair Insurance Management Limited.
(16)	100% of the equity interests in these companies are held directly by CNinsure Holdings Ltd.
(17)	AIFU Inc. beneficially owns 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd and Tibet Zhuli Investment Co. Ltd., respectively.
(18)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.
(19)	100% of the equity interests in these companies are held directly by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.
(20)	AIFU Inc. beneficially owns 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.
(21)	57.73% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Co. Ltd.
(22)	100% of the equity interests in these companies are held directly by Zhongrong Smart Finance Information Technology Co. Ltd.
(23)	100% of the equity interests in this company are held directly by Hainan Yueshi Investment Co., Ltd.
(24)	100% of the equity interests in these companies are held directly by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd.
(25)	100% of the equity interests in this company are held directly by Hainan Shangqing Investment Co., Ltd.
(26)	AIFU Inc. beneficially owns 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.
(27)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.
(28)	77% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.
(29)	51% of the equity interests in this company are held directly by Ying Si Kang Information Technology (Shenzhen) Co., Ltd.
(30)	100% of the equity interests in these companies are held directly by Tibet Zhuli Investment Co., Ltd.
(31)	100% of the equity interests in the company are held directly by Fanhua Puyi Family Office (Beijing) Co., Ltd.